UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 12, 2010

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

917 Biscayne Boulevard, Suite 6, Deland, Florida 32724

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Turbine Truck Engines, Inc., (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) dated May 10, 2010 with HUA TEC ENTERPRISE CO. LTD, an international company incorporated in the Independent State of Samoa (“HUA TEC”) and MING-CHIH HUANG, MING-KUN HUANG, SHU-CHIH LEE, AND WEI-HAN HUANG (individually and collectively the “Sellers”). The Agreement was executed with Disclosure Schedules in lieu of the Exhibits which are still in process of being finalized between the parties. The Exhibits when complete will be filed in a subsequent 8K. HUA TEC owns all of the issued and outstanding shares of GUANGDONG KINGTEC ELECTRICAL CO., LTD (the “Target”), a wholly foreign owned enterprise established under the laws of the People’s Republic of China. The Seller has represented that the Target is the sole subsidiary and asset of HUA TEC. The Target is primarily engaged in the business of manufacturing and selling automobile starters, generators and other accessories in the People’s Republic of China.

Terms: The Agreement outlines the terms under which the Sellers agreed to sell and the Company agreed to purchase Eighty percent (80%) of the issued and outstanding shares of HUA TEC. The Sellers, consisting of all of the shareholders of HUA TEC, will be issued new shares of the Company’s common stock (the “Shares”), based upon a formula that is based upon the average closing stock price of the Company’s common stock for the twenty (20) trading days prior to the Closing (the “AASP”). The number of Shares will be between 7,000,000 and 14,000,000 depending upon the AASP. The Company will holdback Twenty-five percent (25%) of the Shares (the “Holdback Shares”), which Shares will be released on the second (2nd) anniversary date of the Closing Date. In addition, all Shares received by the Seller will be subject to restrictions on transfer, under which one-third (1/3) of each Seller’s Shares shall, subject to relevant securities laws, become fully transferable on each of the first three (3) anniversaries of the Closing Date, so long as such Seller remains employed by or a consultant to HUA TEC or the Target, as the case may be. The Sellers have piggy-back registration rights for their Shares. The Agreement also calls for certain key employees to enter into Employment or Consulting Agreements with HUA TEC or the Target, prior to Closing and to enter into a covenant not to compete for a five (5) year period. The Agreement may be terminated by mutual agreement should the Closing fail to occur within three (3) months (or four (4) months if so extended by either the Seller or the Company).

The Closing Date is set for the 5th business day following satisfaction of the closing conditions outlined in the Agreement, but in no event shall it be later than three (3) months from the Effective Date of the Agreement (or four (4) months if either party requests). By way of example, and not as a complete list, among the conditions precedent to the Closing, the Company is to receive (a) proof that HUA TEC nor the Target own any of the Excluded properties on Schedule 2.2(i): (b) evidence that HUA TEC and Target have a replacement working capital loan facility in place that is acceptable to the Company; (c) auditable statements for HUA TEC and Target have been received; (d) clean Phase I environmental reports on all Target sites other than the Excluded Properties; (e) Proxy from Sellers to the Company’s Chairman, for all voting rights for the Shares until they are legally disposed of pursuant to the terms of the Agreement; and (f)

Company is satisfied with all legal, business, accounting and financial due diligence. The Sellers must also deliver all necessary governmental approvals, and assist the Company in obtaining any required governmental approvals that it may need relative to the transactions contemplated by the Agreement.

Purchase Price Adjustment. The Agreement provides for the possibility of a Purchase Price Adjustment. If Net Working Capital is negative, the Purchase price would be reduced by a set formula contained in the Agreement (the “Adjustment”). The Adjustment is to be determined, if at all, by the Closing Balance Sheet of HUA TEC and an Adjustment Certificate that the Company is to provide to the Sellers within forty-five (45) days of Closing. If the parties dispute the Adjustment Certificate calculations, the Agreement provides for an independent accounting firm to provide the final say.

Preference Shares of HUA TEC: Following the Closing, HUA TEC will issue to Sellers collectively, redeemable preference shares of no par value, entitling Sellers to priority distributions on an annual basis equal to thirty percent (30%) of the net profits of the Target distributable to HUA TEC for any fiscal year so long as Messrs Ming-Chih Huang and Ming-Kun Huang remain employed or in a consulting position. Any such Priority payments are subject to availability of funds. Preference shares shall be redeemed and Sellers right to priority payments shall terminate in the event of a sale of HUA TEC or Target or if Sellers collective common shareholdings fall below five percent (5%) for any reason. The Preference shares have no voting or other rights.

Right of First Refusal. Should a Seller desire to sell their remaining shares in HUA TEC after the Closing, the Company shall have a first right of refusal to purchase the shares.

Taxes. The Company on the one hand and the Sellers on the other, shall each pay one-half (1/2) of the stamp duty in connection with the contemplated transactions. In addition, the Sellers assume all the liability for value added tax arising from pre-closing transaction of the Target and any penalties imposed for failure to report and to pay such pre-closing value added tax.

Indemnification. The Indemnification provisions of the Agreement shall be the sole and exclusive post-closing remedy for damages arising from misrepresentations or breaches of representations and warranties (other than Fraud claims). Recovery under the indemnification section is limited in that there is no recovery if under US $100,000, but if the claim exceeds US $100,000, the entire amount, including the first US $100,000 is covered. Recovery for certain Enumerated Claims is capped at the value of the Holdback Shares.

Miscellaneous. The laws of the State of Florida govern the Agreement. Disputes would be resolved by binding arbitration conducted in Hong Kong.

Board of Directors. Sellers shall have the right after the Closing to appoint one (1) member to sit on the Company’s Board of Directors.

The attached Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. The attached Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the attached Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the attached Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the attached Agreement.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.1	Share Purchase Agreement, dated May 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: May 12, 2010	/s/ Michael H. Rouse
Michael H. Rouse, CEO

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